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                                                                    Exhibit 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We hereby consent to the incorporation by reference in Terremark Worldwide, Inc.'s Registration Statement on Form S-3 of our report dated October 28, 1999, except as to Note 13 dated December 22, 1999 relating to the financial statements of Terremark Holdings, Inc. and of our report dated December 22, 1999 relating to the historical statement of revenue and certain expenses of Terremark Centre, which appear in the Proxy Statement of AmTec, Inc. dated March 24, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the references to us under the headings "Terremark Summary Historical Financial Information" and "Terremark Selected Historical Financial Information" included in the Proxy Statement of AmTec, Inc. dated March 24, 2000 incorporated by reference in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
May 12, 2000